SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-A



        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) or (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


   DECADE COMPANIES INCOME PROPERTIES - A LIMITED PARTNERSHIP
     (Exact name of registrant as specified in its charter)



             Wisconsin                    39-1518732
     (State of incorporation       (I.R.S. Employer
          or organization)         Identification No.)




     250 Patrick Boulevard, Suite 140
     Brookfield, Wisconsin                    53045-5864
     (Address of principal                    (Zip Code)
     executive offices)



             Securities to be registered pursuant to
                 Section 12(b) of the Act:  None

     Title of each class           Name of each exchange on which
     to be so registered             each class is to be registered

        N/A                                       N/A
             Securities to be registered pursuant to
                    Section 12(g) of the Act:

                  Limited Partnership Interests
                        (Title of Class)




     This Registration Statement on Form 8-A under the Securities Exchange Act of 1934 (the "1934 Act") relates to Limited Partnership Interests of Decade Companies Income Properties - A Limited Partnership, a Wisconsin Limited Partnership (the "Partnership"), of which Decade Companies, a general partnership, is the general partner. The Limited Partnership Interests are not traded on an organized exchange.


Item 1.   Description of Registrant's Securities to be Registered.

     (The following summary does not purport to be a complete description of the applicable provisions of the Partnership's limited partnership agreement, as amended, or of applicable statutory or other law, and is qualified in its entirety by reference thereto.)

     Incorporated by reference to the sections of the Partnership's prospectus, dated August 24, 1987, entitled "Profits and Losses and Cash Distributions"; "Transferability of Interests"; "Nonassessability of Interests"; "Repurchase of Interests"; and "Reinvestment Plan" included in Post Effective Amendment No. 2 to Form S-11 Registration Statement (Registration No. 33-00086) filed with the Securities Exchange Commission on August 25, 1987 and any amendments or supplements thereto.


Item 2.   Exhibits

     See Exhibit Index following the Signature page, which is incorporated herein by reference.

                            Signature

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                         DECADE COMPANIES INCOME PROPERTIES



Date: September 30, 1996      By: /s/ Jeffrey Keierleber
                              Jeffrey Keierleber
                              General Partner of Decade Companies,
                              General Partner of Decade Companies
                              Income Properties

               DECADE COMPANIES INCOME PROPERTIES

                        EXHIBIT TO INDEX
                               TO
               REGISTRATION STATEMENT ON FORM 8-A

                                   Incorporated
Exhibit                            Herein by      Filed
Number         Description         Reference to   Herewith

1.1       Copy of Limited               N/A
          Partnership Interests
          Certificate (no
          certificates for the
          Limited Partnership
          Interests have been
          authorized)

2.1       Limited Partnership                          X
          Agreement, Amended
          and Restated as of
          September 30, 1996

3.1       "Profits and Losses                          X
          and Cash
          Distributions";
          "Transferability of
          Interests";
          Nonassessability of
          Interests";
          "Repurchase of
          Interests" and
          "Reinvestment Plan"
          sections from the
          Partnership's
          prospectus, dated
          August 24, 1987,
          contained in Post
          Effective Amendment
          No. 2, (Registration
          No. 33-00086) filed
          on August 25, 1987.